UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 15, 2009

K-V Pharmaceutical Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9601 (Commission File Number)	43-0618919 (IRS Employer Identification No.)

One Corporate Woods Drive
Bridgeton, MO	63044
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 645-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On December 10, 2009, K-V Pharmaceutical Company (the “Company”) received a written notice (the “Notice”) executed by the Marc S. Hermelin Revocable Trust DTD 7/23/99, a stockholder of the Company, requesting that the Board of Directors of the Company (the “Board”) fix a record date for stockholder action by written consent with respect to (1) the proposed appointment (the “Director Appointment”) by the stockholders of John Sampson to the seat on the Board that was vacated by the resignation of Ronald J. Kanterman on December 11, 2009 (as previously disclosed in the Company’s Current Report on Form 8-K filed today with the U.S. Securities and Exchange Commission) and (2) the removal of any person (other than Mr. Sampson) appointed to fill the Board seat recently vacated by Mr. Kanterman.
Pursuant to the Delaware General Corporation Law and the Company’s Certificate of Incorporation, stockholders may fill such director vacancy by written consent without a meeting. The Board has not approved the Director Appointment and is not seeking stockholder action with respect to the Director Appointment.
The Company’s By-Laws provide that the Board shall fix a record date for stockholder action by written consent upon request by any stockholder of record to do so. Pursuant to the Company’s By-Laws and in response to the Notice, on December 15, 2009, the Board set a record date as of the close of business on December 18, 2009 to determine the Company’s stockholders eligible to consent in writing to the adoption of the Director Appointment.
A copy of the press release issued by the Company on December 15, 2009 in connection with the foregoing is attached hereto as Exhibit 99.2.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated December 15, 2009 *

*	Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K-V Pharmaceutical Company
By:	/s/ David A. Van Vliet
David A. Van Vliet
Interim President and Interim Chief Executive Officer

Date: December 15, 2009

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated December 15, 2009 *

*	Filed herewith